Exhibit 99


NEWS                                     Phillips Petroleum Company
                                         Media Relations
                                         Bartlesville, Oklahoma 74004
                                         www.phillips66.com/newsroom
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CONTACTS:                                       FOR IMMEDIATE RELEASE
  Kristi DesJarlais (media)  918-661-6117       ---------------------
  Clayton Reasor (investors) 212-207-1996


                    Kashagan Declared Commercial

BARTLESVILLE, Okla., June 28, 2002 --- Phillips Petroleum Company [NYSE:P] and the other contracting companies in the North Caspian Sea PSA have declared the Kashagan discovery commercial, in conjunction with KazMunayGas, which represents the Government of the Republic of Kazakhstan.

The two-year appraisal program undertaken by the contracting companies indicates a preliminary estimate of the producible reserves from the Kashagan field in the range of seven to nine billion barrels of oil. These figures will be revised on the basis of the results of further studies and data.

This declaration of commerciality enables preparation of a development plan for the Kashagan field for the mutual benefit of the people of the Republic of Kazakhstan and the contracting companies.

The contracting companies will continue to explore other structures in the North Caspian Sea contract area by drilling Kalamkas (2002), Kashagan South West (2003), Aktote (2003), and Kairan (2003).

The contracting companies involved in the North Caspian Sea PSA are:
Eni, operating the project through Agip KCO, with an interest of
16.67 percent; BG, 16.67 percent; ExxonMobil, 16.67 percent; Inpex,
8.33 percent; Phillips, 8.33 percent; Shell, 16.67 percent; and TotalFinaElf, 16.67 percent.

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Kashagan Declared Commercial
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     CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR"
                             PROVISIONS
       OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk and uncertainty. The forward-looking statements regard estimated producible oil from the Kashagan field. The factors identified in this cautionary statement are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. Factors which could cause the result to differ from those expected or believed to be achieved or accomplished are: preparation of, and agreement on, a plan of development by Phillips, the other contracting companies in the North Caspian Sea PSA and the government of the Republic of Kazakhstan; availability of drilling rigs, equipment and specialized workers; and weather and sea conditions. In any forward-looking statement in which the company expresses an expectation or belief as to future results, such expectations or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.

Cautionary note to U.S. investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "producible reserves," that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in the company's 2001 Form 10-K , available free by calling Phillips at 918-661-3700. You can also obtain this form from the SEC by calling 1-800-732-0330. These reports are also available on the company's Web site at http://www.phillips66.com.
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